Exhibit 99.1

AMERIS BANCORP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS

Highlights of the Company's results for the full year 2022 include the following:

  Net income of $346.5 million, or $4.99 per diluted share
  Growth in tangible book value(1) of $3.66 per share, or 13.9%, to $29.92 at December 31, 2022
  Improvement in net interest margin of 44bps, from 3.32% for 2021 to 3.76% for 2022
  Growth in total revenue of $64.6 million, or 6.3%, to $1.09 billion this year
  Adjusted efficiency ratio(1) of 52.54%, compared with 55.00% last year
  Organic growth in loans of $3.51 billion, or 22.1%
  Growth in TCE ratio(1) of 62bps, or 7.7%, to 8.67% at December 31, 2022
  Growth in noninterest-bearing deposits, representing 40.74% of total deposits, from 39.54% a year ago

Significant items from the Company's results for the fourth quarter of 2022 include the following:

  Net income of $82.2 million, or $1.18 per diluted share
  Growth in tangible book value(1) of $1.30 per share, or 18.0% annualized, to $29.92 at December 31, 2022
  Improvement in net interest margin of 6bps, from 3.97% last quarter to 4.03% this quarter
  Growth in net interest income of $11.2 million, or 5.2%, to $224.1 million for the fourth quarter of 2022
  Adjusted return on average assets(1) of 1.32%
  Adjusted return on average tangible common equity(1) of 15.78%

ATLANTA, Jan. 26, 2023 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $82.2 million, or $1.18 per diluted share, for the quarter ended December 31, 2022, compared with $81.9 million, or $1.18 per diluted share, for the quarter ended December 31, 2021. The Company reported adjusted net income(1) of $81.1 million, or $1.17 per diluted share, for the quarter ended December 31, 2022, compared with $81.5 million, or $1.17 per diluted share, for the same period in 2021. Adjusted net income excludes after-tax merger and conversion charges, natural disaster and pandemic expenses, servicing right valuation adjustments, gain on bank owned life insurance ("BOLI") proceeds, gain/loss on sale of mortgage servicing rights ("MSR") and gain/loss on sale of bank premises.

For the year ended December 31, 2022, the Company reported net income of $346.5 million, or $4.99 per diluted share, compared with $376.9 million, or $5.40 per diluted share, for 2021. The Company reported adjusted net income(1) of $329.4 million, or $4.75 per diluted share, for the year ended December 31, 2022, compared with $368.7 million, or $5.29 per diluted share, for 2021. Adjusted net income for the year excludes the same items listed above for the fourth quarter.

Commenting on the Company's results, Palmer Proctor, the Company's Chief Executive Officer, said, "The strong financial results we are reporting today are a direct result of our team's continued focus and discipline. The fourth quarter was another strong quarter where we grew tangible book value, expanded the margin, protected our balance sheet and improved our efficiency ratio. The additional provision for credit losses we recorded this quarter is attributable to loan growth and the economic forecast and strengthens our position as we move into 2023. Despite forecasted challenging economic conditions and potential market volatility, we are well positioned for 2023 as we focus on core fundamentals in our strong Southeastern markets."

Increase in Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis for 2022 increased to $804.9 million, compared with $659.9 million for 2021. The Company's net interest margin was 3.76% for 2022, an increase from 3.32% reported for 2021. The Company recorded accretion expense of $285,000 for 2022, compared with accretion income of $16.3 million for 2021. The increase in net interest margin is primarily attributable to deployment of excess liquidity in the loan and securities portfolios during the year, along with the rising interest rate environment.

Net interest income on a tax-equivalent basis (TE) grew to $225.1 million in the fourth quarter of 2022, an increase of $11.2 million, or 5.2%, from last quarter and $57.2 million, or 34.1%, compared with the fourth quarter of 2021. The Company's net interest margin improved to 4.03% for the fourth quarter of 2022, up from 3.97% reported for the third quarter of 2022 and 3.18% reported for the fourth quarter of 2021.

Yields on earning assets increased 54 basis points during the quarter to 4.91%, compared with 4.37% in the third quarter of 2022, and increased 152 basis points from 3.39% in the fourth quarter of 2021. Yields on loans increased to 5.07% during the fourth quarter of 2022, compared with 4.62% for the third quarter of 2022 and 4.26% for the fourth quarter of 2021. In addition, the Company incurred net accretion expense in the fourth quarter of $315,000, compared with $597,000 in the third quarter of 2022 and accretion income of $2.8 million for the fourth quarter of 2021.

Loan production in the banking division during the fourth quarter of 2022 was $612.9 million, with weighted average yields of 7.92%, compared with $1.12 billion and 6.26%, respectively, in the third quarter of 2022 and $1.15 billion and 3.35%, respectively, in the fourth quarter of 2021. Loan production in the lines of business (including retail mortgage, warehouse lending, SBA and premium finance) amounted to an additional $3.6 billion during the fourth quarter of 2022, with weighted average yields of 6.06%, compared with $4.6 billion and 5.29%, respectively, during the third quarter of 2022 and $5.5 billion and 3.43%, respectively, during the fourth quarter of 2021.

The Company's total cost of funds was 0.94% in the fourth quarter of 2022, an increase of 52 basis points compared with the third quarter of 2022. Deposit costs increased 39 basis point during the fourth quarter of 2022 to 0.68%, compared with 0.29% in the third quarter of 2022. Costs of interest-bearing deposits increased during the quarter from 0.49% in the third quarter of 2022 to 1.17% in the fourth quarter of 2022, reflecting deposit pricing adjustments made at the end of the third quarter and during the fourth quarter.

Noninterest Income

Noninterest income decreased $17.0 million, or 26.0%, in the fourth quarter of 2022 to $48.3 million, compared with $65.3 million for the third quarter of 2022, primarily as a result of decreased mortgage banking activity, which declined by $17.5 million, or 43.4%, to $22.9 million in the fourth quarter of 2022, compared with $40.4 million for the third quarter of 2022. Gain on sale spreads decreased to 1.26% in the fourth quarter of 2022 from 2.10% for the third quarter of 2022. Total production in the retail mortgage division decreased to $947.3 million in the fourth quarter of 2022, compared with $1.26 billion for the third quarter of 2022. The retail mortgage open pipeline was $507.1 million at the end of the fourth quarter of 2022, compared with $520.0 million at September 30, 2022. Mortgage banking activity included a $1.3 million recovery of servicing right impairment and a $316,000 loss on sale of MSR recorded in the third quarter of 2022, compared with a $1.7 million gain on sale of MSR for the fourth quarter of 2022.

For the full year 2022, noninterest income decreased $81.1 million, or 22.2%, to $284.4 million, compared with $365.5 million for 2021, primarily as a result of decreased mortgage banking activity, which declined by $101.0 million, or 35.3%, to $184.9 million in 2022, compared with $285.9 million in 2021. Production in the retail mortgage division decreased to $5.5 billion in 2022, compared with $8.9 billion in 2021, while gain on sale spreads narrowed to 2.27% in 2022 from 3.31% in 2021. Other noninterest income increased $21.1 million, or 70.7%, to $50.9 million for 2022, compared with $29.8 million for 2021, primarily as a result of an $18.1 million increase in noninterest income in our equipment finance division of the bank. Also contributing to the increase were increases of $1.9 million in both BOLI income and swap fee income.

Noninterest Expense

Noninterest expense decreased $4.5 million, or 3.2%, to $135.1 million during the fourth quarter of 2022, compared with $139.6 million for the third quarter of 2022. During the fourth quarter of 2022, the Company recorded merger and conversion charges of $235,000, compared with natural disaster and pandemic charges of $151,000 during the third quarter of 2022. Excluding those charges, adjusted expenses(1) decreased approximately $4.6 million, or 3.3%, to $134.8 million in the fourth quarter of 2022, from $139.4 million in the third quarter of 2022. The decrease in adjusted expenses(1) resulted from a $7.3 million decline in mortgage expenses related to reduced production, offset by a $3.0 million increase in the banking division, the majority of which was related to compensation, incentives and benefits. Management continues to deliver high performing operating efficiency, as the adjusted efficiency ratio(1) decreased to 49.92% in the fourth quarter of 2022, compared with 50.06% in the third quarter of 2022.

For the full year 2022, noninterest expense increased $531,000 to $560.7 million, compared with $560.1 million in 2021. During 2022, the Company recorded $1.3 million of charges to earnings, the majority of which related to merger and conversion charges, compared with $4.7 million in charges in 2021 that were principally related to merger and conversion charges. Excluding these charges, adjusted expenses increased $3.9 million, or 0.7%, to $559.3 million in 2022, from $555.4 million in 2021. This increase is primarily attributable to expansion of our equipment finance division in December 2021, partially offset by a reduction in variable expenses related to mortgage production.

Income Tax Expense

The Company's effective tax rate for 2022 was 23.5%, compared with 24.0% in 2021. The Company's effective tax rate for the fourth quarter of 2022 was 21.3%, compared with 23.6% in the third quarter of 2022. The decreased rate for the fourth quarter of 2022 was primarily a result of the impact of state rates applied to the Company's deferred tax asset.

Balance Sheet Trends

Total assets at December 31, 2022 were $25.05 billion, compared with $23.86 billion at December 31, 2021. The Company has improved the earning asset mix through a shift in reinvestment of excess liquidity to the securities portfolio and loans held for investment. Debt securities available-for-sale increased $907.4 million, or 153.1%, from $592.6 million at December 31, 2021 to $1.50 billion at December 31, 2022. Loans, net of unearned income, increased $3.98 billion, or 25.1%, to $19.86 billion at December 31, 2022, compared with $15.87 billion at December 31, 2021. Organic loan growth in the fourth quarter of 2022 was $576.1 million, or 12.3% annualized, which was diversified across the portfolio, including commercial and industrial, residential mortgages, construction and mortgage warehouse. The Company purchased approximately $472 million of cash value life insurance secured loans during the fourth quarter of 2022, complementing our existing offerings of this product. Loans held for sale decreased $862.6 million from $1.25 billion at December 31, 2021 to $392.1 million at December 31, 2022 due to a decline in mortgage activity resulting from the rising rate environment.

At December 31, 2022, total deposits amounted to $19.46 billion, or 90.7% of total funding, compared with $19.67 billion and 95.8%, respectively, at December 31, 2021. At December 31, 2022, noninterest-bearing deposit accounts were $7.93 billion, or 40.7% of total deposits, compared with $7.77 billion, or 39.5% of total deposits, at December 31, 2021. Non-rate sensitive deposits (including noninterest-bearing, NOW and savings) totaled $12.80 billion at December 31, 2022, compared with $12.52 billion at December 31, 2021. These funds represented 65.7% of the Company's total deposits at December 31, 2022, compared with 63.6% at the end of 2021, which continues to positively impact the cost of funds sensitivity in a rising rate environment.

Shareholders' equity at December 31, 2022 totaled $3.20 billion, an increase of $230.9 million, or 7.8%, from December 31, 2021. The increase in shareholders' equity was primarily the result of earnings of $346.5 million during 2022, partially offset by dividends declared, share repurchases and the impact to other comprehensive income resulting from rising rates on our investment portfolio. Tangible book value per share(1) increased $1.30 per share, or 18.0% annualized, during the fourth quarter to $29.92 at December 31, 2022. The Company recorded an improvement of $0.06 per share of tangible book value(1) this quarter from other comprehensive income related to the decrease in net unrealized losses on the securities portfolio. For the year-to-date period, tangible book value per share(1) increased $3.66, or 13.9%, to $29.92 at December 31, 2022, compared with $26.26 at December 31, 2021. Tangible common equity as a percentage of tangible assets was 8.67% at December 31, 2022, compared with 8.05% at the end of 2021.

Credit Quality

Credit quality remains strong in the Company. During the fourth quarter of 2022, the Company recorded a provision for credit losses of $32.9 million, compared with a provision of $17.7 million in the third quarter of 2022. The fourth quarter provision was primarily attributable to loan growth of $1.05 billion during the quarter, the updated economic forecast and the related impacts to unfunded commitments. Nonperforming assets as a percentage of total assets increased six basis points to 0.61% during the quarter. Approximately $69.6 million, or 45.3%, of the nonperforming assets at December 31, 2022 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets were only 0.34% at December 31, 2022, compared with 0.32% at September 30, 2022. The net charge-off ratio was eight basis points for the fourth quarter of 2022, compared with 11 basis points in the third quarter of 2022 and a net recovery of one basis point in the fourth quarter of 2021.

Conference Call

The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, January 27, 2023, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-200-6205 (or 1-929-526-1599 for international participants). The conference call access code is 929912. A replay of the call will be available one hour after the end of the conference call until February 10, 2023. To listen to the replay, dial 1-866-813-9403. The conference replay access code is 597631. The financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company's banking subsidiary, Ameris Bank, had 164 locations in Georgia, Alabama, Florida, North Carolina and South Carolina at the end of the most recent quarter.

(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP financial measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government monetary and fiscal policy; competitive pressures on product pricing and services; the cost savings and any revenue synergies expected to result from acquisition transactions, which may not be fully realized within the expected timeframes if at all; the success and timing of other business strategies; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2022	2022	2022	2022	2021	2022	2021
EARNINGS
Net income	$ 82,221	$ 92,555	$ 90,066	$ 81,698	$ 81,944	$ 346,540	$ 376,913
Adjusted net income	$ 81,086	$ 91,817	$ 81,473	$ 75,039	$ 81,544	$ 329,415	$ 368,699

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$ 1.19	$ 1.34	$ 1.30	$ 1.18	$ 1.18	$ 5.01	$ 5.43
Diluted	$ 1.18	$ 1.34	$ 1.30	$ 1.17	$ 1.18	$ 4.99	$ 5.40
Adjusted diluted EPS(1)	$ 1.17	$ 1.32	$ 1.18	$ 1.08	$ 1.17	$ 4.75	$ 5.29
Cash dividends per share	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.15	$ 0.60	$ 0.60
Book value per share (period end)	$ 46.09	$ 44.97	$ 44.31	$ 43.31	$ 42.62	$ 46.09	$ 42.62
Tangible book value per share (period end)(1)	$ 29.92	$ 28.62	$ 27.89	$ 26.84	$ 26.26	$ 29.92	$ 26.26
Weighted average number of shares
Basic	69,138,431	69,124,855	69,136,046	69,345,735	69,398,594	69,193,591	69,431,860
Diluted	69,395,224	69,327,414	69,316,258	69,660,990	69,738,426	69,419,721	69,761,394
Period end number of shares	69,369,050	69,352,709	69,360,461	69,439,084	69,609,228	69,369,050	69,608,228
Market data
High intraday price	$ 54.24	$ 50.94	$ 46.28	$ 55.62	$ 56.64	$ 55.62	$ 59.85
Low intraday price	$ 44.61	$ 38.22	$ 39.37	$ 43.56	$ 46.20	$ 38.22	$ 36.60
Period end closing price	$ 47.14	$ 44.71	$ 40.18	$ 43.88	$ 49.68	$ 47.14	$ 49.68
Average daily volume	$ 340,890	$ 346,522	$ 446,121	$ 471,858	$ 350,119	$ 400,670	$ 407,447

PERFORMANCE RATIOS
Return on average assets	1.34%	1.56%	1.54%	1.42%	1.41%	1.47%	1.73%
Adjusted return on average assets(1)	1.32%	1.54%	1.40%	1.31%	1.40%	1.39%	1.69%
Return on average common equity	10.30%	11.76%	11.87%	11.06%	11.06%	11.24%	13.33%
Adjusted return on average tangible common equity(1)	15.78%	18.33%	17.18%	16.38%	16.88%	16.92%	20.19%
Earning asset yield (TE)	4.91%	4.37%	3.88%	3.56%	3.39%	4.19%	3.56%
Total cost of funds	0.94%	0.42%	0.22%	0.22%	0.23%	0.46%	0.25%
Net interest margin (TE)	4.03%	3.97%	3.66%	3.35%	3.18%	3.76%	3.32%
Noninterest income excluding securities transactions, as a percent of total revenue (TE)	14.97%	21.74%	29.09%	32.05%	31.31%	24.04%	34.01%
Efficiency ratio	49.57%	50.15%	51.67%	55.43%	55.66%	51.65%	54.87%
Adjusted efficiency ratio (TE)(1)	49.92%	50.06%	53.66%	56.95%	54.85%	52.54%	55.00%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	12.76%	13.10%	12.97%	12.76%	12.43%	12.76%	12.43%
Tangible common equity to tangible assets(1)	8.67%	8.75%	8.58%	8.32%	8.05%	8.67%	8.05%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,079	2,071	2,050	2,033	2,008	2,079	2,008
Retail Mortgage Division	633	671	712	714	739	633	739
Warehouse Lending Division	8	9	9	10	12	8	12
SBA Division	39	40	36	35	34	39	34
Premium Finance Division	76	77	78	77	72	76	72
Total Ameris Bancorp FTE headcount	2,835	2,868	2,885	2,869	2,865	2,835	2,865

Assets per Banking Division FTE	$ 12,051	$ 11,499	$ 11,555	$ 11,589	$ 11,882	$ 12,051	$ 11,882
Branch locations	164	164	164	165	165	164	165
Deposits per branch location	$ 118,675	$ 118,701	$ 120,030	$ 118,718	$ 119,185	$ 118,675	$ 119,185

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2022	2022	2022	2022	2021	2022	2021
Interest income
Interest and fees on loans	$ 250,263	$ 216,400	$ 190,740	$ 177,566	$ 170,813	$ 834,969	$ 676,089
Interest on taxable securities	13,029	10,324	7,064	4,239	5,866	34,656	22,524
Interest on nontaxable securities	358	363	269	186	156	1,176	575
Interest on deposits in other banks	9,984	7,188	4,463	1,373	1,521	23,008	3,882
Interest on federal funds sold	8	27	32	10	9	77	42
Total interest income	273,642	234,302	202,568	183,374	178,365	893,886	703,112

Interest expense
Interest on deposits	33,071	14,034	4,908	4,092	4,678	56,105	22,357
Interest on other borrowings	16,434	7,287	6,296	6,738	6,850	36,755	25,428
Total interest expense	49,505	21,321	11,204	10,830	11,528	92,860	47,785

Net interest income	224,137	212,981	191,364	172,544	166,837	801,026	655,327

Provision for loan losses	24,648	17,469	13,227	(2,734)	(13,619)	52,610	(35,081)
Provision for unfunded commitments	8,246	192	1,779	9,009	16,388	19,226	332
Provision for other credit losses	(4)	(9)	(82)	(44)	(10)	(139)	(616)
Provision for credit losses	32,890	17,652	14,924	6,231	2,759	71,697	(35,365)
Net interest income after provision for credit losses	191,247	195,329	176,440	166,313	164,078	729,329	690,692

Noninterest income
Service charges on deposit accounts	11,125	11,168	11,148	11,058	11,784	44,499	45,106
Mortgage banking activity	22,855	40,350	58,761	62,938	60,723	184,904	285,900
Other service charges, commissions and fees	968	970	998	939	962	3,875	4,188
Gain (loss) on securities	3	(21)	248	(27)	(4)	203	515
Other noninterest income	13,397	12,857	12,686	12,003	8,304	50,943	29,835
Total noninterest income	48,348	65,324	83,841	86,911	81,769	284,424	365,544

Noninterest expense
Salaries and employee benefits	75,196	78,697	81,545	84,281	76,615	319,719	337,776
Occupancy and equipment	12,905	12,983	12,746	12,727	13,494	51,361	48,066
Data processing and communications expenses	12,486	12,015	12,155	12,572	11,534	49,228	45,976
Credit resolution-related expenses(1)	372	126	496	(965)	1,992	29	3,538
Advertising and marketing	3,818	3,553	3,122	1,988	2,381	12,481	8,434
Amortization of intangible assets	4,709	4,710	5,144	5,181	3,387	19,744	14,965
Merger and conversion charges	235	—	—	977	4,023	1,212	4,206
Other noninterest expenses	25,340	27,494	26,988	27,059	24,943	106,881	97,163
Total noninterest expense	135,061	139,578	142,196	143,820	138,369	560,655	560,124

Income before income tax expense	104,534	121,075	118,085	109,404	107,478	453,098	496,112
Income tax expense	22,313	28,520	28,019	27,706	25,534	106,558	119,199
Net income	$ 82,221	$ 92,555	$ 90,066	$ 81,698	$ 81,944	$ 346,540	$ 376,913

Diluted earnings per common share	$ 1.18	$ 1.34	$ 1.30	$ 1.17	$ 1.18	$ 4.99	$ 5.40

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2022	2022	2022	2022	2021
Assets
Cash and due from banks	$ 284,567	$ 269,193	$ 345,627	$ 257,316	$ 307,813
Federal funds sold and interest-bearing deposits in banks	833,565	1,061,975	1,961,209	3,541,144	3,756,844
Debt securities available-for-sale, at fair value	1,500,060	1,255,149	1,052,268	579,204	592,621
Debt securities held-to-maturity, at amortized cost	134,864	130,214	111,654	91,454	79,850
Other investments	110,992	60,560	49,500	49,395	47,552
Loans held for sale	392,078	297,987	555,665	901,550	1,254,632

Loans, net of unearned income	19,855,253	18,806,856	17,561,022	16,143,801	15,874,258
Allowance for credit losses	(205,677)	(184,891)	(172,642)	(161,251)	(167,582)
Loans, net	19,649,576	18,621,965	17,388,380	15,982,550	15,706,676

Other real estate owned	843	843	835	1,910	3,810
Premises and equipment, net	220,283	222,694	224,249	224,293	225,400
Goodwill	1,015,646	1,023,071	1,023,056	1,022,345	1,012,620
Other intangible assets, net	106,194	110,903	115,613	120,757	125,938
Cash value of bank owned life insurance	388,405	386,533	384,862	332,914	331,146
Other assets	416,213	372,570	474,552	455,460	413,419
Total assets	$ 25,053,286	$ 23,813,657	$ 23,687,470	$ 23,560,292	$ 23,858,321

Liabilities
Deposits
Noninterest-bearing	$ 7,929,579	$ 8,343,200	$ 8,262,929	$ 7,870,207	$ 7,774,823
Interest-bearing	11,533,159	11,123,719	11,422,053	11,718,234	11,890,730
Total deposits	19,462,738	19,466,919	19,684,982	19,588,441	19,665,553
Federal funds purchased and securities sold under agreements to repurchase	—	—	953	2,065	5,845
Other borrowings	1,875,736	725,664	425,592	425,520	739,879
Subordinated deferrable interest debentures	128,322	127,823	127,325	126,827	126,328
Other liabilities	389,090	374,181	375,242	410,280	354,265
Total liabilities	21,855,886	20,694,587	20,614,094	20,553,133	20,891,870

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,264	72,247	72,251	72,212	72,017
Capital stock	1,935,211	1,932,906	1,931,088	1,928,702	1,924,813
Retained earnings	1,311,258	1,239,477	1,157,359	1,077,725	1,006,436
Accumulated other comprehensive income (loss), net of tax	(46,507)	(50,734)	(12,635)	(1,841)	15,590
Treasury stock	(74,826)	(74,826)	(74,687)	(69,639)	(52,405)
Total shareholders' equity	3,197,400	3,119,070	3,073,376	3,007,159	2,966,451
Total liabilities and shareholders' equity	$ 25,053,286	$ 23,813,657	$ 23,687,470	$ 23,560,292	$ 23,858,321

Other Data
Earning assets	$ 22,826,812	$ 21,612,741	$ 21,291,318	$ 21,306,548	$ 21,605,757
Intangible assets	1,121,840	1,133,974	1,138,669	1,143,102	1,138,558
Interest-bearing liabilities	13,537,217	11,977,206	11,975,923	12,272,646	12,762,782
Average assets	24,354,979	23,598,465	23,405,201	23,275,654	23,054,847
Average common shareholders' equity	3,168,320	3,123,718	3,043,280	2,994,652	2,939,507

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2022	2022	2022	2022	2021	2022	2021
Allowance for Credit Losses
Balance at beginning of period	$ 229,135	$ 216,703	$ 203,615	$ 200,981	$ 188,234	$ 200,981	$ 233,105

Acquired allowance for purchased credit deteriorated loans	—	—	—	—	9,432	—	9,432

Provision for loan losses	24,648	17,469	13,227	(2,734)	(13,619)	52,610	(35,081)
Provision for unfunded commitments	8,246	192	1,779	9,009	16,388	19,226	332
Provision for other credit losses	(4)	(9)	(82)	(44)	(10)	(139)	(616)
Provision for credit losses	32,890	17,652	14,924	6,231	2,759	71,697	(35,365)

Charge-offs	8,371	9,272	6,853	8,579	3,367	33,075	21,616
Recoveries	4,509	4,052	5,017	4,982	3,923	18,560	15,425
Net charge-offs (recoveries)	3,862	5,220	1,836	3,597	(556)	14,515	6,191

Ending balance	$ 258,163	$ 229,135	$ 216,703	$ 203,615	$ 200,981	$ 258,163	$ 200,981

Allowance for loan losses	$ 205,677	$ 184,891	$ 172,642	$ 161,251	$ 167,582	$ 205,677	$ 167,582
Allowance for unfunded commitments	52,411	44,165	43,973	42,194	33,185	52,411	33,185
Allowance for other credit losses	75	79	88	170	214	75	214
Total allowance for credit losses	$ 258,163	$ 229,135	$ 216,703	$ 203,615	$ 200,981	$ 258,163	$ 200,981

Net Charge-off Information
Charge-offs
Commercial, financial and agricultural	$ 5,108	$ 4,722	$ 4,391	$ 4,414	$ 1,003	$ 18,635	$ 7,760
Consumer	1,136	1,228	1,137	1,425	1,484	4,926	6,248
Indirect automobile	86	50	41	88	40	265	1,188
Premium Finance	1,812	1,205	1,066	1,369	526	5,452	3,668
Real estate - construction and development	27	—	—	—	21	27	233
Real estate - commercial and farmland	196	2,014	81	1,283	220	3,574	1,852
Real estate - residential	6	53	137	—	73	196	667
Total charge-offs	8,371	9,272	6,853	8,579	3,367	33,075	21,616
Recoveries
Commercial, financial and agricultural	2,072	2,201	2,785	2,896	2,389	9,954	5,727
Consumer	217	277	230	158	172	882	939
Indirect automobile	229	276	265	275	329	1,045	1,679
Premium Finance	1,682	1,023	1,113	1,247	633	5,065	4,870
Real estate - construction and development	223	96	355	218	210	892	506
Real estate - commercial and farmland	48	96	44	37	81	225	573
Real estate - residential	38	83	225	151	109	497	1,131
Total recoveries	4,509	4,052	5,017	4,982	3,923	18,560	15,425
Net charge-offs (recoveries)	$ 3,862	$ 5,220	$ 1,836	$ 3,597	$ (556)	$ 14,515	$ 6,191

Non-Performing Assets
Nonaccrual portfolio loans	$ 65,221	$ 64,055	$ 72,352	$ 59,316	$ 54,905	$ 65,221	$ 54,905
Other real estate owned	843	843	835	1,910	3,810	843	3,810
Repossessed assets	28	60	122	139	84	28	84
Accruing loans delinquent 90 days or more	17,865	12,378	8,542	6,584	12,648	17,865	12,648
Non-performing portfolio assets	$ 83,957	$ 77,336	$ 81,851	$ 67,949	$ 71,447	$ 83,957	$ 71,447
Serviced GNMA-guaranteed mortgage nonaccrual loans	69,587	54,621	50,560	43,281	30,361	69,587	30,361
Total non-performing assets	$ 153,544	$ 131,957	$ 132,411	$ 111,230	$ 101,808	$ 153,544	$ 101,808

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.34%	0.32%	0.35%	0.29%	0.30%	0.34%	0.30%
Total non-performing assets as a percent of total assets	0.61%	0.55%	0.56%	0.47%	0.43%	0.61%	0.43%
Net charge-offs as a percent of average loans (annualized)	0.08%	0.11%	0.04%	0.09%	(0.01) %	0.08%	0.04%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2022	2022	2022	2022	2021
Loans by Type
Commercial, financial and agricultural	$ 2,679,403	$ 2,245,287	$ 2,022,845	$ 1,836,663	$ 1,875,993
Consumer	384,037	162,345	167,237	173,642	191,298
Indirect automobile	108,648	137,183	172,245	214,120	265,779
Mortgage warehouse	1,038,924	980,342	949,191	732,375	787,837
Municipal	509,151	516,797	529,268	547,926	572,701
Premium Finance	1,023,479	1,062,724	942,357	819,163	798,409
Real estate - construction and development	2,086,438	2,009,726	1,747,284	1,577,215	1,452,339
Real estate - commercial and farmland	7,604,868	7,516,309	7,156,017	6,924,475	6,834,917
Real estate - residential	4,420,305	4,176,143	3,874,578	3,318,222	3,094,985
Total loans	$ 19,855,253	$ 18,806,856	$ 17,561,022	$ 16,143,801	$ 15,874,258

Troubled Debt Restructurings
Accruing troubled debt restructurings
Commercial, financial and agricultural	$ 835	$ 1,342	$ 964	$ 868	$ 1,286
Consumer	3	6	9	13	16
Indirect automobile	533	595	759	893	1,037
Premium Finance	171	455	993	162	—
Real estate - construction and development	693	698	706	725	789
Real estate - commercial and farmland	7,995	8,091	8,213	17,161	35,575
Real estate - residential	24,166	24,516	24,456	24,664	26,879
Total accruing troubled debt restructurings	$ 34,396	$ 35,703	$ 36,100	$ 44,486	$ 65,582
Nonaccrual troubled debt restructurings
Commercial, financial and agricultural	$ 743	$ 353	$ 364	$ 72	$ 83
Consumer	11	12	14	31	35
Indirect automobile	55	101	122	221	273
Real estate - construction and development	17	24	—	11	13
Real estate - commercial and farmland	767	66	788	788	5,924
Real estate - residential	4,181	3,494	4,369	4,341	4,678
Total nonaccrual troubled debt restructurings	$ 5,774	$ 4,050	$ 5,657	$ 5,464	$ 11,006
Total troubled debt restructurings	$ 40,170	$ 39,753	$ 41,757	$ 49,950	$ 76,588

Loans by Risk Grade
Grades 1 through 5 - Pass	$ 19,513,726	$ 18,483,046	$ 17,296,520	$ 15,899,956	$ 15,614,323
Grade 6 - Other assets especially mentioned	104,614	110,408	68,444	51,670	78,957
Grade 7 - Substandard	236,913	213,402	196,058	192,175	180,978
Grade 8 - Doubtful	—	—	—	—	—
Grade 9 - Loss	—	—	—	—	—
Total loans	$ 19,855,253	$ 18,806,856	$ 17,561,022	$ 16,143,801	$ 15,874,258

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2022	2022	2022	2022	2021	2022	2021
Earning Assets
Federal funds sold	$ 924	$ 5,000	$ 17,692	$ 20,000	$ 20,000	$ 10,836	$ 20,000
Interest-bearing deposits in banks	1,009,935	1,394,529	2,209,761	3,393,238	3,719,878	1,993,672	2,857,141
Time deposits in other banks	—	—	—	—	—	—	122
Debt securities - taxable	1,451,861	1,242,811	932,824	623,498	698,915	1,065,511	793,883
Debt securities - nontaxable	44,320	45,730	39,236	29,605	22,639	39,779	19,793
Other investments	83,730	51,209	49,550	47,872	31,312	58,170	28,525
Loans held for sale	371,952	471,070	944,964	1,097,098	1,365,886	718,599	1,463,614
Loans	19,212,560	18,146,083	16,861,674	15,821,397	15,119,752	17,521,461	14,703,957
Total Earning Assets	$ 22,175,282	$ 21,356,432	$ 21,055,701	$ 21,032,708	$ 20,978,382	$ 21,408,028	$ 19,887,035

Deposits
Noninterest-bearing deposits	$ 8,138,887	$ 8,259,625	$ 7,955,765	$ 7,658,451	$ 7,600,284	$ 8,005,201	$ 7,017,614
NOW accounts	3,621,454	3,701,045	3,695,490	3,684,772	3,651,595	3,675,586	3,400,441
MMDA	5,161,047	5,026,815	5,087,199	5,240,922	5,209,653	5,128,497	4,953,748
Savings accounts	1,010,966	1,030,298	1,007,340	973,724	928,954	1,005,752	884,623
Retail CDs	1,450,037	1,506,761	1,693,740	1,774,016	1,827,852	1,604,978	1,953,927
Brokered CDs	—	—	—	—	—	—	625
Total Deposits	19,382,391	19,524,544	19,439,534	19,331,885	19,218,338	19,420,014	18,210,978
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	1	92	1,854	4,020	5,559	1,477	6,700
FHLB advances	918,228	94,357	48,746	48,786	48,828	279,409	48,888
Other borrowings	377,056	376,942	376,829	443,657	468,058	393,393	399,485
Subordinated deferrable interest debentures	128,060	127,560	127,063	126,563	126,067	127,316	125,324
Total Non-Deposit Funding	1,423,345	598,951	554,492	623,026	648,512	801,595	580,397
Total Funding	$ 20,805,736	$ 20,123,495	$ 19,994,026	$ 19,954,911	$ 19,866,850	$ 20,221,609	$ 18,791,375

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2022	2022	2022	2022	2021	2022	2021
Interest Income
Federal funds sold	$ 8	$ 27	$ 32	$ 10	$ 9	$ 77	$ 42
Interest-bearing deposits in banks	9,984	7,188	4,463	1,373	1,521	23,008	3,880
Time deposits in other banks	—	—	—	—	—	—	2
Debt securities - taxable	13,029	10,324	7,064	4,239	5,866	34,656	22,524
Debt securities - nontaxable (TE)	454	459	341	235	198	1,489	728
Loans held for sale	5,519	6,012	10,036	8,132	9,433	29,699	42,651
Loans (TE)	245,603	211,223	181,602	170,398	162,415	808,826	637,861
Total Earning Assets	$ 274,597	$ 235,233	$ 203,538	$ 184,387	$ 179,442	$ 897,755	$ 707,688

Accretion income (included above)	$ (315)	$ (597)	$ (379)	$ 1,006	$ 2,812	$ (285)	$ 16,349

Interest Expense
Interest-Bearing Deposits
NOW accounts	$ 8,564	$ 3,733	$ 1,246	$ 824	$ 864	$ 14,367	$ 3,414
MMDA	20,683	8,613	2,204	1,643	1,971	33,143	7,847
Savings accounts	654	360	140	133	128	1,287	503
Retail CDs	3,170	1,328	1,318	1,492	1,715	7,308	10,575
Brokered CDs	—	—	—	—	—	—	18
Total Interest-Bearing Deposits	33,071	14,034	4,908	4,092	4,678	56,105	22,357
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	1	3	4	4	20
FHLB advances	8,801	527	192	190	195	9,710	775
Other borrowings	4,953	4,655	4,437	5,164	5,317	19,209	19,278
Subordinated deferrable interest debentures	2,680	2,105	1,666	1,381	1,334	7,832	5,355
Total Non-Deposit Funding	16,434	7,287	6,296	6,738	6,850	36,755	25,428
Total Interest-Bearing Funding	$ 49,505	$ 21,321	$ 11,204	$ 10,830	$ 11,528	$ 92,860	$ 47,785

Net Interest Income (TE)	$ 225,092	$ 213,912	$ 192,334	$ 173,557	$ 167,914	$ 804,895	$ 659,903

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2022	2022	2022	2022	2021	2022	2021
Earning Assets
Federal funds sold	3.43%	2.14%	0.73%	0.20%	0.18%	0.71%	0.21%
Interest-bearing deposits in banks	3.92%	2.04%	0.81%	0.16%	0.16%	1.15%	0.14%
Time deposits in other banks	— %	— %	— %	— %	— %	— %	1.64%
Debt securities - taxable	3.56%	3.30%	3.04%	2.76%	3.33%	3.25%	2.84%
Debt securities - nontaxable (TE)	4.06%	3.98%	3.49%	3.22%	3.47%	3.74%	3.68%
Loans held for sale	5.89%	5.06%	4.26%	3.01%	2.74%	4.13%	2.91%
Loans (TE)	5.07%	4.62%	4.32%	4.37%	4.26%	4.62%	4.34%
Total Earning Assets	4.91%	4.37%	3.88%	3.56%	3.39%	4.19%	3.56%

Interest-Bearing Deposits
NOW accounts	0.94%	0.40%	0.14%	0.09%	0.09%	0.39%	0.10%
MMDA	1.59%	0.68%	0.17%	0.13%	0.15%	0.65%	0.16%
Savings accounts	0.26%	0.14%	0.06%	0.06%	0.05%	0.13%	0.06%
Retail CDs	0.87%	0.35%	0.31%	0.34%	0.37%	0.46%	0.54%
Brokered CDs	— %	— %	— %	— %	— %	— %	2.88%
Total Interest-Bearing Deposits	1.17%	0.49%	0.17%	0.14%	0.16%	0.49%	0.20%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	— %	— %	0.22%	0.30%	0.29%	0.27%	0.30%
FHLB advances	3.80%	2.22%	1.58%	1.58%	1.58%	3.48%	1.59%
Other borrowings	5.21%	4.90%	4.72%	4.72%	4.51%	4.88%	4.83%
Subordinated deferrable interest debentures	8.30%	6.55%	5.26%	4.43%	4.20%	6.15%	4.27%
Total Non-Deposit Funding	4.58%	4.83%	4.55%	4.39%	4.19%	4.59%	4.38%
Total Interest-Bearing Liabilities	1.55%	0.71%	0.37%	0.36%	0.37%	0.76%	0.41%

Net Interest Spread	3.36%	3.66%	3.51%	3.20%	3.02%	3.43%	3.15%

Net Interest Margin(2)	4.03%	3.97%	3.66%	3.35%	3.18%	3.76%	3.32%

Total Cost of Funds(3)	0.94%	0.42%	0.22%	0.22%	0.23%	0.46%	0.25%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2022	2022	2022	2022	2021	2022	2021
Net income available to common shareholders	$ 82,221	$ 92,555	$ 90,066	$ 81,698	$ 81,944	$ 346,540	$ 376,913

Adjustment items:
Merger and conversion charges	235	—	—	977	4,023	1,212	4,206
(Gain) loss on sale of MSR	(1,672)	316	—	—	—	(1,356)	—
Servicing right impairment (recovery)	—	(1,332)	(10,838)	(9,654)	(4,540)	(21,824)	(14,530)
Gain on BOLI proceeds	—	(55)	—	—	—	(55)	(603)
Natural disaster and pandemic charges	—	151	—	—	—	151	—
(Gain) loss on bank premises	—	—	(39)	(6)	(126)	(45)	510
Tax effect of adjustment items (Note 1)	302	182	2,284	2,024	243	4,792	2,203
After tax adjustment items	(1,135)	(738)	(8,593)	(6,659)	(400)	(17,125)	(8,214)
Adjusted net income	$ 81,086	$ 91,817	$ 81,473	$ 75,039	$ 81,544	$ 329,415	$ 368,699

Weighted average number of shares - diluted	69,395,224	69,327,414	69,316,258	69,660,990	69,738,426	69,419,721	69,761,394
Net income per diluted share	$ 1.18	$ 1.34	$ 1.30	$ 1.17	$ 1.18	$ 4.99	$ 5.40
Adjusted net income per diluted share	$ 1.17	$ 1.32	$ 1.18	$ 1.08	$ 1.17	$ 4.75	$ 5.29

Average assets	$ 24,354,979	$ 23,598,465	$ 23,405,201	$ 23,275,654	$ 23,054,847	$ 23,644,754	$ 21,847,731
Return on average assets	1.34%	1.56%	1.54%	1.42%	1.41%	1.47%	1.73%
Adjusted return on average assets	1.32%	1.54%	1.40%	1.31%	1.40%	1.39%	1.69%

Average common equity	$ 3,168,320	$ 3,123,718	$ 3,043,280	$ 2,994,652	$ 2,939,507	$ 3,083,081	$ 2,827,669
Average tangible common equity	$ 2,039,094	$ 1,987,385	$ 1,902,265	$ 1,857,713	$ 1,916,783	$ 1,947,222	$ 1,826,433
Return on average common equity	10.30%	11.76%	11.87%	11.06%	11.06%	11.24%	13.33%
Adjusted return on average tangible common equity	15.78%	18.33%	17.18%	16.38%	16.88%	16.92%	20.19%

Note 1:  Tax effect is calculated utilizing a 21% rate for taxable adjustments.  Gain on BOLI proceeds is non-taxable and no tax effect is included.  A portion of the merger and conversion charges for 1Q22, 4Q21 and both annual periods are nondeductible for tax purposes.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2022	2022	2022	2022	2021	2022	2021
Adjusted Noninterest Expense
Total noninterest expense	$ 135,061	$ 139,578	$ 142,196	$ 143,820	$ 138,369	$ 560,655	$ 560,124
Adjustment items:
Merger and conversion charges	(235)	—	—	(977)	(4,023)	(1,212)	(4,206)
Natural disaster and pandemic charges	—	(151)	—	—	—	(151)	—
Gain (loss) on bank premises	—	—	39	6	126	45	(510)
Adjusted noninterest expense	$ 134,826	$ 139,427	$ 142,235	$ 142,849	$ 134,472	$ 559,337	$ 555,408

Total Revenue
Net interest income	$ 224,137	$ 212,981	$ 191,364	$ 172,544	$ 166,837	$ 801,026	$ 655,327
Noninterest income	48,348	65,324	83,841	86,911	81,769	284,424	365,544
Total revenue	$ 272,485	$ 278,305	$ 275,205	$ 259,455	$ 248,606	$ 1,085,450	$ 1,020,871

Adjusted Total Revenue
Net interest income (TE)	$ 225,092	$ 213,912	$ 192,334	$ 173,557	$ 167,914	$ 804,895	$ 659,903
Noninterest income	48,348	65,324	83,841	86,911	81,769	284,424	365,544
Total revenue (TE)	273,440	279,236	276,175	260,468	249,683	1,089,319	1,025,447
Adjustment items:
(Gain) loss on securities	(3)	21	(248)	27	4	(203)	(515)
(Gain) loss on sale of MSR	(1,672)	316	—	—	—	(1,356)	—
Gain on BOLI proceeds	—	(55)	—	—	—	(55)	(603)
Servicing right impairment (recovery)	—	(1,332)	(10,838)	(9,654)	(4,540)	(21,824)	(14,530)
Adjusted total revenue (TE)	$ 271,765	$ 278,186	$ 265,089	$ 250,841	$ 245,147	$ 1,065,881	$ 1,009,799

Efficiency ratio	49.57%	50.15%	51.67%	55.43%	55.66%	51.65%	54.87%
Adjusted efficiency ratio (TE)	49.92%	50.06%	53.66%	56.95%	54.85%	52.54%	55.00%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2022	2022	2022	2022	2021	2022	2021
Total shareholders' equity	$ 3,197,400	$ 3,119,070	$ 3,073,376	$ 3,007,159	$ 2,966,451	$ 3,197,400	$ 2,966,451
Less:
Goodwill	1,015,646	1,023,071	1,023,056	1,022,345	1,012,620	1,015,646	1,012,620
Other intangibles, net	106,194	110,903	115,613	120,757	125,938	106,194	125,938
Total tangible shareholders' equity	$ 2,075,560	$ 1,985,096	$ 1,934,707	$ 1,864,057	$ 1,827,893	$ 2,075,560	$ 1,827,893

Period end number of shares	69,369,050	69,352,709	69,360,461	69,439,084	69,609,228	69,369,050	69,608,228
Book value per share (period end)	$ 46.09	$ 44.97	$ 44.31	$ 43.31	$ 42.62	$ 46.09	$ 42.62
Tangible book value per share (period end)	$ 29.92	$ 28.62	$ 27.89	$ 26.84	$ 26.26	$ 29.92	$ 26.26

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2022	2022	2022	2022	2021	2022	2021
Total shareholders' equity	$ 3,197,400	$ 3,119,070	$ 3,073,376	$ 3,007,159	$ 2,966,451	$ 3,197,400	$ 2,966,451
Less:
Goodwill	1,015,646	1,023,071	1,023,056	1,022,345	1,012,620	1,015,646	1,012,620
Other intangibles, net	106,194	110,903	115,613	120,757	125,938	106,194	125,938
Total tangible shareholders' equity	$ 2,075,560	$ 1,985,096	$ 1,934,707	$ 1,864,057	$ 1,827,893	$ 2,075,560	$ 1,827,893

Total assets	$ 25,053,286	$ 23,813,657	$ 23,687,470	$ 23,560,292	$ 23,858,321	$ 25,053,286	$ 23,858,321
Less:
Goodwill	1,015,646	1,023,071	1,023,056	1,022,345	1,012,620	1,015,646	1,012,620
Other intangibles, net	106,194	110,903	115,613	120,757	125,938	106,194	125,938
Total tangible assets	$ 23,931,446	$ 22,679,683	$ 22,548,801	$ 22,417,190	$ 22,719,763	$ 23,931,446	$ 22,719,763

Equity to Assets	12.76%	13.10%	12.97%	12.76%	12.43%	12.76%	12.43%
Tangible Common Equity to Tangible Assets	8.67%	8.75%	8.58%	8.32%	8.05%	8.67%	8.05%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2022	2022	2022	2022	2021	2022	2021
Banking Division
Net interest income	$ 185,909	$ 174,507	$ 152,122	$ 133,745	$ 120,572	$ 646,283	$ 457,582
Provision for credit losses	35,946	10,551	10,175	5,226	4,565	61,898	(32,866)
Noninterest income	23,448	23,269	23,469	21,364	18,859	91,550	69,664
Noninterest expense
Salaries and employee benefits	52,296	48,599	46,733	49,195	36,522	196,823	157,079
Occupancy and equipment expenses	11,482	11,357	11,168	11,074	11,699	45,081	41,065
Data processing and telecommunications expenses	11,085	10,779	10,863	11,230	10,162	43,957	39,802
Other noninterest expenses	21,811	22,974	21,123	20,045	24,048	85,953	84,244
Total noninterest expense	96,674	93,709	89,887	91,544	82,431	371,814	322,190
Income before income tax expense	76,737	93,516	75,529	58,339	52,435	304,121	237,922
Income tax expense	16,545	22,706	19,120	16,996	14,010	75,367	64,446
Net income	$ 60,192	$ 70,810	$ 56,409	$ 41,343	$ 38,425	$ 228,754	$ 173,476

Retail Mortgage Division
Net interest income	$ 19,837	$ 19,283	$ 20,779	$ 19,295	$ 19,912	$ 79,194	$ 82,718
Provision for credit losses	(2,778)	9,043	4,499	1,587	175	12,351	2,947
Noninterest income	24,011	38,584	57,795	61,649	59,650	182,039	281,900
Noninterest expense
Salaries and employee benefits	19,164	25,813	31,219	31,614	36,787	107,810	167,796
Occupancy and equipment expenses	1,242	1,460	1,406	1,471	1,587	5,579	6,206
Data processing and telecommunications expenses	1,203	1,082	1,123	1,172	1,213	4,580	5,551
Other noninterest expenses	11,126	11,641	12,812	12,645	10,793	48,224	38,295
Total noninterest expense	32,735	39,996	46,560	46,902	50,380	166,193	217,848
Income before income tax expense	13,891	8,828	27,515	32,455	29,007	82,689	143,823
Income tax expense	2,916	1,854	5,779	6,815	6,092	17,364	30,203
Net income	$ 10,975	$ 6,974	$ 21,736	$ 25,640	$ 22,915	$ 65,325	$ 113,620

Warehouse Lending Division
Net interest income	$ 6,601	$ 6,979	$ 6,700	$ 6,447	$ 8,063	$ 26,727	$ 35,401
Provision for credit losses	117	(1,836)	867	(222)	77	(1,074)	(514)
Noninterest income	579	1,516	1,041	1,401	1,253	4,537	4,603
Noninterest expense
Salaries and employee benefits	427	1,055	208	283	258	1,973	1,130
Occupancy and equipment expenses	1	1	1	1	1	4	3
Data processing and telecommunications expenses	49	43	48	47	56	187	232
Other noninterest expenses	191	209	212	218	227	830	490
Total noninterest expense	668	1,308	469	549	542	2,994	1,855
Income before income tax expense	6,395	9,023	6,405	7,521	8,697	29,344	38,663
Income tax expense	1,342	1,895	1,346	1,579	1,827	6,162	8,120
Net income	$ 5,053	$ 7,128	$ 5,059	$ 5,942	$ 6,870	$ 23,182	$ 30,543

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2022	2022	2022	2022	2021	2022	2021
SBA Division
Net interest income	$ 2,491	$ 2,424	$ 3,798	$ 6,011	$ 11,319	$ 14,724	$ 51,535
Provision for credit losses	265	52	(523)	(143)	(663)	(349)	(2,921)
Noninterest income	302	1,946	1,526	2,491	2,002	6,265	9,360
Noninterest expense
Salaries and employee benefits	1,306	1,412	1,316	1,271	1,217	5,305	4,856
Occupancy and equipment expenses	98	82	81	99	121	360	475
Data processing and telecommunications expenses	30	29	29	28	28	116	47
Other noninterest expenses	368	100	539	380	645	1,387	1,594
Total noninterest expense	1,802	1,623	1,965	1,778	2,011	7,168	6,972
Income before income tax expense	726	2,695	3,882	6,867	11,973	14,170	56,844
Income tax expense	153	566	815	1,442	2,514	2,976	11,937
Net income	$ 573	$ 2,129	$ 3,067	$ 5,425	$ 9,459	$ 11,194	$ 44,907

Premium Finance Division
Net interest income	$ 9,299	$ 9,788	$ 7,965	$ 7,046	$ 6,971	$ 34,098	$ 28,091
Provision for credit losses	(660)	(158)	(94)	(217)	(1,395)	(1,129)	(2,011)
Noninterest income	8	9	10	6	5	33	17
Noninterest expense
Salaries and employee benefits	2,003	1,818	2,069	1,918	1,831	7,808	6,915
Occupancy and equipment expenses	82	83	90	82	86	337	317
Data processing and telecommunications expenses	119	82	92	95	75	388	344
Other noninterest expenses	978	959	1,064	952	1,013	3,953	3,683
Total noninterest expense	3,182	2,942	3,315	3,047	3,005	12,486	11,259
Income before income tax expense	6,785	7,013	4,754	4,222	5,366	22,774	18,860
Income tax expense	1,357	1,499	959	874	1,091	4,689	4,493
Net income	$ 5,428	$ 5,514	$ 3,795	$ 3,348	$ 4,275	$ 18,085	$ 14,367

Total Consolidated
Net interest income	$ 224,137	$ 212,981	$ 191,364	$ 172,544	$ 166,837	$ 801,026	$ 655,327
Provision for credit losses	32,890	17,652	14,924	6,231	2,759	71,697	(35,365)
Noninterest income	48,348	65,324	83,841	86,911	81,769	284,424	365,544
Noninterest expense
Salaries and employee benefits	75,196	78,697	81,545	84,281	76,615	319,719	337,776
Occupancy and equipment expenses	12,905	12,983	12,746	12,727	13,494	51,361	48,066
Data processing and telecommunications expenses	12,486	12,015	12,155	12,572	11,534	49,228	45,976
Other noninterest expenses	34,474	35,883	35,750	34,240	36,726	140,347	128,306
Total noninterest expense	135,061	139,578	142,196	143,820	138,369	560,655	560,124
Income before income tax expense	104,534	121,075	118,085	109,404	107,478	453,098	496,112
Income tax expense	22,313	28,520	28,019	27,706	25,534	106,558	119,199
Net income	$ 82,221	$ 92,555	$ 90,066	$ 81,698	$ 81,944	$ 346,540	$ 376,913

For more information, contact: Nicole S. Stokes, Chief Financial Officer, (404) 240-1514